Registration No. 033-12608

Schedule 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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[ ]	Preliminary Proxy Statement	[ ]	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)
[ ]	Definitive Proxy Statement
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[ ]	Soliciting Material Pursuant to Section 240.14a-12

HIGHMARK FUNDS

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HighMark Funds – Money Market Fund Proxy Update

The HighMark Funds’ Joint Special Meeting of Shareholders was held on July 11, 2013, as scheduled. We are pleased that the following mergers have been approved by shareholders.

Acquired Fund	Acquiring Fund
HighMark Diversified Money Market Fund	Daily Income Fund – Money Market Portfolio
HighMark U.S. Government Money Market Fund	Daily Income Fund – U.S. Government Portfolio
HighMark Treasury Plus Money Market Fund	Daily Income Fund – U.S. Treasury Portfolio

The mergers are currently scheduled to occur at the close of business on or about July 19, 2013.

The shareholder meeting has been adjourned to July 17, 2013 at 1:00pm Pacific Time for the two remaining HighMark Money Market Funds in order to give shareholders additional time to vote their shares:

—	HighMark 100% U.S. Treasury Money Market Fund

—	HighMark California Tax-Free Money Market Fund

The reconvened meeting will be held at the same location: HighMark Capital Management, Inc. at 350 California Street, Suite 1600, San Francisco CA 94104.